UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2015
___________________________________
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 921-5500
___________________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 2.02 Results of Operations and Financial Condition	1
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 7.01 Regulation FD Disclosure	1
Item 9.01 Financial Statements and Exhibits	1
SIGNATURES	2
Exhibits

- i -

Item 2.02.	Results of Operations and Financial Condition.
On August 5, 2015, we issued a press release announcing our financial results for the second quarter period ending June 30, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2015, we issued a press release announcing that Cindy Christy was appointed to our Board of Directors on August 5, 2015. Ms. Christy was appointed to serve on our Compensation & Benefits Committee. Ms. Christy will receive (i) a prorated portion of the standard compensation amounts payable to non-employee directors in 2015 and (ii) the standard stock option award granted to new directors, each as described in our Proxy Statement. In addition, she will enter into our standard form of Indemnification Agreement.
A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01.    Regulation FD Disclosure.

On August 5, 2015, we issued a press release reaffirming our 2015 full-year financial guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated August 5, 2015 (furnished pursuant to Item 2.02 and Item 7.01).
99.2	Press Release of The Dun & Bradstreet Corporation, dated August 5, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Kristin R. Kaldor

Kristin R. Kaldor
Assistant General Counsel and
Corporate Secretary

DATE:	August 5, 2015